Filed Pursuant to Rule 424(b)(5)
Registration No. 333-266736

PROSPECTUS

$250,000,000

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units

This prospectus relates to the sale from time to time in one or more offerings of up to $250,000,000 of shares of our common stock; shares of our preferred stock, which we may issue in one or more series or classes; depositary shares; debt securities, which we may issue in one or more series; warrants to purchase our common stock, preferred stock or debt securities; and units that include any of these securities. The preferred stock, depositary shares and warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other securities.
We will provide the specific terms of any securities to be offered in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
When securities are offered under this prospectus, we will provide you with a prospectus supplement describing the specific securities being offered, the manner in which they are being offered, the offering price of the securities and the net proceeds from the sale of those securities. The securities may be offered separately or together in any combination or as a separate series. You should carefully read this prospectus and any accompanying prospectus supplement, together with any documents incorporated by reference herein and therein, before you invest in our securities. We may sell these securities to or through underwriters, to other purchasers, through dealers or agents or through any combination of these methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock and warrants are listed on the New York Stock Exchange, or the NYSE, under the symbol “ZEV” and “ZEV.WS,” respectively. On August 23, 2022, the closing sale price per share of our common stock and warrants was $2.60 and $0.39, respectively.
We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and are subject to scaled disclosure provisions relating to public company reporting requirements.

Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 2 of this prospectus and in the applicable prospectus supplement, and in any other document incorporated by reference herein or therein, for factors you should consider before buying any of our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 25, 2022.

TABLE OF CONTENTS
PROSPECTUS

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus, up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus may not be used to offer or consummate a sale of securities unless it is accompanied by a prospectus supplement.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and the applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this prospectus entitled “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, the section entitled “Risk Factors” in our most recent annual report on Form 10-K incorporated by reference herein (together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q, current reports on Form 8-K or other documents that we file with the Securities and Exchange Commission, which are incorporated herein by reference as described under the heading “Where You Can Find Additional Information”), our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to the “Company,” “Lightning eMotors” “we,” “our,” “us” or similar terms mean Lightning eMotors, Inc. (f/k/a GigCapital3, Inc.) and our consolidated subsidiaries.
Lightning eMotors Overview
Lightning eMotors, Inc. is a leading electrification solutions provider committed to enabling the eradication of commercial vehicle emissions, one of the top contributors of greenhouse gas emissions in the transportation sector according to the U.S. Environmental Protection Agency. We design and manufacture zero-emission vehicles, or ZEVs, including battery electric vehicles, or BEV, and fuel cell electric vehicles, FCEV, and charging infrastructure solutions for commercial fleets, large enterprises, original equipment manufacturers, or OEMs, and governments. Our product offerings range from Class 3-5 cargo and passenger vehicles and school buses to Class 5 and 6 work trucks, and Class 7 city buses and motorcoaches. Our customers represent some of the largest global fleet operators and logistics providers in the world, as well as a variety of other large enterprises, OEMs and governments across a variety of commercial vehicle categories. Our customers include DHL Express, Forest River, ABC Companies, California State Hospitals, and Collins Bus.
We started in 2008 as a manufacturer of hybrid systems for commercial vehicles, and in 2017, customer feedback led us to understand that hybrid systems did not adequately address the growing issue of urban air pollution from commercial vehicle fleets. In 2017 we redirected our efforts to focus exclusively on the attractive market opportunity in ZEVs. We leveraged nearly 10 years of extensive knowledge and production infrastructure from developing and implementing hybrid commercial vehicles to successfully adapt to ZEVs. Our 13-year track-record of research and development, significant customer engagement and validation, and focus on building highly customized vehicles has allowed us to create an electric solution that we believe remains ahead of the competition in terms of technology, reliability, and versatility. We believe our modular software, which can be used in multiple platforms and applications, and hardware solution enables us to serve a variety of attractive niche markets in a cost-effective and scalable manner. With approximately 300 vehicles on the road as of July 31, 2022, we believe we are the only full-range manufacturer of Class 3 to 7 BEV and FCEV in the United States providing end-to-end electrification solutions including advanced analytics software and mobile charging solutions to our customers.
Corporate Information
We were incorporated in Delaware on February 3, 2020 as a blank check company under the name GigCapital3, Inc. Our principal executive offices are located at 815 14th Street SW, Suite A100, Loveland, Colorado 80537, and our telephone number is 1-800-223-0740. Our corporate website address is www.lightningemotors.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
On May 6, 2021, GigCapital3, Inc. consummated a merger and other transactions pursuant to the Business Combination Agreement, dated December 10, 2020, by and among Project Power Merger Sub, Inc. (a wholly-owned subsidiary of GigCaptial3, Inc.) and Lightning Systems. In connection with the closing of the business combination, we changed our name from GigCapital3, Inc. to Lightning eMotors, Inc.

RISK FACTORS
Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks, uncertainties and other factors described in our most recent annual report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flow could be materially and adversely affected. If this occurs, the market or trading price of our securities could decline, and you could lose all or part of your investment. In addition, please read “Special Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus include, but are not limited to, statements regarding disclosure concerning our operations, cash flows, financial position and dividend policy. These forward-looking statements include, but are not limited to:

•those related to our operations, business and financial performance;
•our ability to execute on our business strategy and grow demand for our products and our revenue; the potential impact on our costs;
•the potential severity, magnitude, and duration of the COVID-19 pandemic as it affects our business operations, global supply chains, financial results, and position and its effects on the U.S. and global economy;
•our ability to convert order backlog into sales and revenue;
•our expectation that our sales pipeline, defined as consisting of sales opportunities in various stages of our sales cycle prior to the receipt of a purchase order, will continue to scale;
•current market conditions and federal, state, and local laws, regulations, and government incentives;
•our expectations regarding the impact that government legislation and regulations will have on our business;
•the size and growth of the markets in which we operate;
•the mix of products utilized by our customers and our customers’ needs for these products;
•market acceptance of new product offerings and whether this will be a catalyst for others to purchase electric vehicles;
•our ability to deliver reliable products and technologies with capabilities, features, and specifications desired by current and potential customers;
•the potential benefits and advantages of our technology and products, and of electric vehicles more broadly;
•our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•the potential impact on our costs and demand for our products, the availability of financing, the expected delivery date and deployment timing for the new all-electric commercial vehicles;
•the design, features, specifications, capabilities, benefits and advantages of our products and technology, as well as of electric vehicles more broadly;

•our ability to effectively manage supply chain challenges and ensure delivery of critical parts necessary for manufacturing of electric commercial trucks;
•our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;
•our future capital requirements and sources and uses of cash;
•our ability to obtain funding for our operations;
•our business, expansion plans and opportunities; and
•the outcome of any known and unknown litigation, governmental programs and regulatory proceedings.
Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference into this prospectus.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.
You should read this prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds of any securities sold under this prospectus for general corporate purposes. General corporate purposes may include any of the following:
•funding capital expenditures;
•repaying debt;
•paying for possible acquisitions or the expansion of our business; and
•providing working capital.
When a particular series of securities is offered, the prospectus supplement relating to that offer will set forth our intended use for the proceeds we receive from the sale of those securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.
From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus, we have not entered into any agreements or arrangements which would make an acquisition or investment probable under Rule 3-05(a) of Regulation S-X. In addition, as of the date of this prospectus, we have not entered into any agreements or arrangements for capital expenditures that would be paid for from the proceeds of this offering.

DILUTION

We will set forth in a prospectus supplement the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:
•the net tangible book value per share of our equity securities before and after the offering;
•the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•the amount of the immediate dilution from the public offering price that will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK
The following summary describes our capital stock and certain provisions of our Second Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and of the General Corporation Law of the State of Delaware, or the DGCL. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information; Incorporation of Certain Information by Reference.”

General
Pursuant to our Second Amended and Restated Certificate of Incorporation, we are authorized to issue 250,000,000 shares of common stock, $0.0001 par value per share and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of August 3, 2022, 75,619,573 shares of common stock are outstanding. No shares of preferred stock are currently outstanding. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.
Common Stock
Common stockholders of record are entitled to one vote for each share held on all properly submitted matters to a vote of the stockholders on which the common stockholders are entitled to vote. Unless specified in our Second Amended and Restated Certificate of Incorporation, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our stockholders are entitled to receive ratable dividends when, as and if declared by our board of directors out of funds legally available therefor.
Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of Lightning eMotors, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock.
Preferred Stock
As of August 3, 2022, there are no shares of preferred stock outstanding. Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.
Dividends
We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be within the discretion of our board of directors and will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. Our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.
Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws
Our Second Amended and Restated Certificate of Incorporation provides that our board of directors is classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the board of directors only by successfully engaging in a proxy contest at two or more annual meetings. Furthermore, because the board of directors will be classified, directors may be removed only with cause by a majority of the voting power of all our then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, at a meeting called for that purpose.
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Special Meeting of Stockholders; Action by Written Consent
Our Second Amended and Restated Certificate of Incorporation provides that special meetings of our stockholders may be called only by the chairman of the board of directors, our Chief Executive Officer or the board of directors pursuant to a resolution adopted by a majority of the board of directors. Stockholders of Lightning eMotors are not eligible and have no right to call a special meeting.
Additionally, our Second Amended and Restated Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Amended and Restated Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by Lightning eMotors’ Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our Second Amended and Restated Certificate of Incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Choice of Forum
Our Second Amended and Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder, including a beneficial owner, to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any officer, director, or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our Second Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Although our Second Amended and Restated Certificate of Incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees, or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
Section 203 of the DGCL
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•a stockholder who owns 15% or more of our outstanding voting stock, otherwise known as an interested stockholder;
•an affiliate of an interested stockholder; or
•an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 of the DGCL do not apply if:

•our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
•on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Limitation on Liability and Indemnification of Directors and Officers
Our Second Amended and Restated Certificate of Incorporation limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•for any transaction from which the director derives an improper personal benefit;
•for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•for any unlawful payment of dividends or redemption of shares; or
•for any breach of a director’s duty of loyalty to the corporation or its stockholders.
Delaware law and our Second Amended and Restated Certificate of Incorporation provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we have entered into indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Listing
Our common stock is listed on the NYSE under the symbol “ZEV.”

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer fractional interests in shares of preferred stock or common stock rather than a full share of preferred stock or common stock. In that event, receipts (“depositary receipts”) will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock or common stock, as described in the applicable prospectus supplement.
Any class or series of preferred stock or common stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock or common stock represented by such depositary share, to all the rights and preferences of the preferred stock or common stock represented thereby, including dividend and liquidation rights and any right to convert the stock into shares of our capital stock of a different class or series.
We will describe the particular terms of any depositary shares we offer in the applicable prospectus supplement. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
This section describes certain general terms and provisions of the debt securities that we may offer under this prospectus. The debt securities may either be senior debt securities or subordinated debt securities. The debt securities will be issued under an indenture between the Company and Wilmington Trust, National Association, as trustee. The debt securities may be issued in one or more series established in or pursuant to a board resolution and set forth in an officers’ certificate or supplemental indenture.
When we offer to sell a particular series of debt securities we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We have summarized certain terms and provisions of the indenture. The summary is not complete. The form of indenture has been filed as an exhibit to the registration statement for these debt securities that we have filed with the SEC. You should read the indenture and applicable board resolution and officers’ certificate or supplemental indenture (including the form of debt security) relating to the applicable series of debt securities for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.
General
The indenture will not limit the amount of debt securities that we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. We may issue debt securities up to such aggregate principal amount as we may authorize from time to time. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt from time to time outstanding. The subordinated debt securities will be subordinate and junior in right of payment to all our senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the supplemental indenture, board resolution or officer’s certificate relating to such offering. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries. The prospectus supplement will describe the material terms and conditions of any debt securities we may offer, including, as applicable, the following:
•the title;
•any limit upon the aggregate principal amount;
•the date or dates on which the principal is payable;
•the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;
•the date or dates from which interest shall accrue;
•the date or dates on which interest shall be payable;
•the record dates for the determination of holders to whom interest is payable;
•the right, if any, to extend the interest payment periods and the duration of such extension;
•the place or places where the principal of and any interest shall be payable;
•the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;
•the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

•our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;
•if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to any sinking fund or otherwise;
•if other than denominations of $1,000 and any multiple thereof, the denominations in which the debt securities of the series shall be issuable;
•the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;
•any and all other terms of the series, including any terms that may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;
•whether the debt securities are issuable as global securities or definitive certificates and, in the case of global securities, the identity of the depositary;
•any deletion from, modification of or addition to the events of default or covenants;
•any provisions granting special rights to holders when a specified event occurs;
•whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

•any special tax implications of the debt securities;
•any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•any guarantors or co-issuers, including whether any of our direct or indirect subsidiaries will guarantee the debt securities;
•any special interest premium or other premium;
•whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and
•the currency in which payments shall be made, if other than U.S. dollars.
Subordination
The prospectus supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest, if any, on such subordinated debt securities.
Events of Default
When we use the term “Event of Default” in the indenture with respect to the debt securities of any series here are some examples of what we mean:
(1)default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2)default in paying principal, or premium, if any, on the debt securities when due;
(3)failure to make sinking fund payments when due and the default continues for a period of 30 days or more;

(4)default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days (or, in the case of certain financial reporting defaults, 180 days) or more after there has been given to us a written notice from the trustee or there has been given to us and the trustee a written notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;
(5)certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any material subsidiary has occurred; or
(6)any other Events of Default set forth in a prospectus supplement relating to such series of debt securities.
If an Event of Default under the indenture specified in clause (1) or (2) occurs and is continuing with respect to any series of debt securities, then the trustee may and, at the direction of the holders of at least 25% in principal amount of each affected series of debt securities, will by written notice, require us to repay immediately the entire principal amount of all outstanding securities of each affected series, together with all accrued and unpaid interest and premium, if any.
If an Event of Default under the indenture specified in clause (3) or (4) occurs and is continuing with respect to all series of senior debt securities or all series of subordinated debt securities, as the case may be, then the trustee may and, at the direction of the holders of at least 25% in principal amount of all of the series of senior debt securities or all series of subordinated debt securities, as the case may be, then outstanding, will by written notice, require us to repay immediately the entire principal amount of the outstanding debt securities of all of the series of senior debt securities or all of the series of subordinated debt securities, as the case may be, together with all accrued and unpaid interest and premium, if any.
However, if an Event of Default under the indenture specified in clause (3) or (4) occurs and is continuing with respect to less than all series of senior debt securities or less than all series of subordinated debt securities, as the case may be, then the trustee may and, at the direction of the holders of at least 25% in principal amount of each affected series of senior debt securities or subordinated debt securities, as the case may be, then outstanding (each such series voting as a separate class), will by written notice, require us to repay immediately the entire principal amount of all debt securities of such affected series, together with all accrued and unpaid interest and premium, if any.
If an Event of Default under the indenture specified in clause (5) with respect to us occurs and is continuing, then the entire principal amount of the outstanding debt securities will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.
After a declaration of acceleration or any automatic acceleration under clause (5) described above, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.
Holders of at least 25% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have made written request, and offered such indemnity as the trustee may require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period, the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.
During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received at the corporate trust office written notice from us or any holder of the debt securities, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered, and if requested, provided to the trustee such security or indemnity as the trustee may require. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.
The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.
We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.
Modification and Waiver
We and the trustee may amend or modify the indenture or the debt securities without the consent of any holder of debt securities in order to:
•cure ambiguities, mistake defects or inconsistencies;
•provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption;
•make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;
•provide for or add guarantors with respect to the debt securities of any series;
•secure the debt securities of a series;
•establish the form or forms of debt securities of any series;
•maintain the qualification of the indenture under the Trust Indenture Act;
•conform any provision in the indenture to this “Description of Debt Securities”; or
•make any change that does not adversely affect the rights of any holder in any material respect.
Other amendments and modifications of the indenture or the debt securities may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification (with the holders in each such series voting as one class as to such series), and our compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the waiver (voting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•reduce the principal amount, or extend the fixed maturity, of the debt securities, or alter or waive the redemption provisions of the debt securities;
•change the currency in which principal, any premium or interest is paid;
•reduce the percentage in principal amount outstanding of debt securities of any series that must consent to an amendment, supplement or waiver or consent to take any action;
•impair the right to institute suit for the enforcement of any payment on the debt securities;
•modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;
•waive a payment default with respect to the debt securities or any guarantor;
•reduce the interest rate or extend the time for payment of interest on the debt securities; or
•adversely affect the ranking of the debt securities of any series.
Certain Covenants
Principal and Interest
We covenant to pay the principal of and interest on the debt securities when due and in the manner provided in the indenture.
Consolidation, Merger or Sale of Assets
We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose (excluding in each case any pledge) of all or substantially all of our assets to any person or persons in a single transaction or through a series of related transactions, unless:
•we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory;
•the surviving entity will expressly assume all of our obligations under the debt securities and the indenture, and will execute a supplemental indenture in form reasonably satisfactory to the trustee;
•immediately after giving effect to such transaction or series of related transactions on a pro forma basis, no default has occurred and is continuing; and
•we or the surviving entity will have delivered to the trustee an officers’ certificate stating that the transaction or series of related transactions and the supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of related transactions have been satisfied.
The restrictions in the third and fourth bullets shall not be applicable to:
•the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or
•the merger of us with or into a single direct or indirect wholly-owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the DGCL.
If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition (excluding any pledge) of all or substantially all our assets occurs in accordance with the indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such surviving entity had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.
Satisfaction, Discharge and Covenant Defeasance
We may terminate our obligations under the indenture when:
•either of the following occur:
◦all the debt securities of any series issued that have been authenticated and delivered have been accepted by the trustee for cancellation; or
◦all the debt securities of any series issued that have not been accepted by the trustee for cancellation have become due and payable or will become due and payable within one year (a “discharge”) or are to be called for redemption within one year and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense, and in all cases we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium;
•we have paid or caused to be paid all other sums then due and payable under the indenture; and

•we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.
We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (a “legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:
•the rights of holders of the debt securities to receive principal, interest and any premium when due;
•our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for debt securities payments held in trust;
•the rights, powers, trusts, duties and immunities of the trustee; and
•the defeasance provisions of the indenture.
In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (a “covenant defeasance”). Any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:
◦cash;
◦U.S. Government obligations; or

◦a combination of cash and U.S. Government obligations,

•in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;
•in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel stating that, as a result of an Internal Revenue Service ruling or a change in applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;
•in the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;
•no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day and that, should this condition fail to be satisfied on or before such 91st day, the trustee shall promptly, upon satisfactory receipt of evidence of such failure, return such deposit to us;
•the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of the Trust Indenture Act;
•the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), unless the trust is registered under the Investment Company Act or exempt from registration; and
•we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.
Unclaimed Funds
All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law
The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS
Outstanding Warrants
As of August 3, 2022, there are 24,365,719 warrants outstanding, of which 14,999,970 are public warrants, 8,695,641 are convertible note warrants and 670,108 are private placement warrants. Each whole warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable. The public warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of the Business Combination, or earlier upon redemption. The private placement warrants are identical to the public warrants except that the private placement warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are not be redeemable by the Company, in each case so long as they are still held by GigAcquisitions3, LLC or its affiliates.
Warrants Issuable
The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the warrants to purchase common stock, preferred stock and/or debt securities that we may offer using this prospectus. Further terms of the warrants will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the warrant and warrant agreement.

We may issue additional warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:
•title of the warrants;
•aggregate number of warrants;
•price or prices at which the warrants will be issued;
•designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;
•date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;
•purchase price for each security purchasable on exercise of the warrants;
•the terms for changes to or adjustments in the exercise price, if any;
•dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;
•anti-dilution provisions or other adjustments to the exercise price of the warrants;
•terms of any right that we may have to redeem the warrants;
•effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;
•name and address of the warrant agent, if any;
•information with respect to book-entry procedures;
•any material United States federal income tax considerations; and
•other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.
Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF UNITS
We may issue units, in one or more series, consisting of any combination of one or more of the other securities described in this prospectus. If we offer units, we will describe the terms in a prospectus supplement. Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
The complete terms of the units will be contained in the unit agreement and any document applicable to the securities comprising the units. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
This section describes the general terms of the units that we may offer using this prospectus. Further terms of the units will be stated in the applicable prospectus supplement. The following description and any description of the units in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the units and the related documents applicable to the securities constituting the units.
The following are some of the unit terms that could be described in a prospectus supplement:
•title of the units;
•aggregate number of units;
•price or prices at which the units will be issued;
•designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;
•name and address of the unit agent;
•information with respect to book-entry procedures;
•any material United States federal income tax considerations; and
•other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.
The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Depositary Shares Representing Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, depositary share, debt security or warrant included in each unit, respectively.
Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the State of New York. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

GLOBAL SECURITIES
Book-Entry, Delivery and Form

Unless otherwise indicated in any applicable prospectus supplement, the securities other than common stock initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:

•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•through underwriters or dealers;
•directly to purchasers;
•in a rights offering;
•in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;
•through agents;
•in block trades;
•through a combination of any of these methods; or
•through any other method permitted by applicable law and described in a prospectus supplement.
In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.
The prospectus supplement with respect to any offering of securities will include the following information:
•the terms of the offering;
•the names of any underwriters or agents;
•the name or names of any managing underwriter or underwriters;
•the purchase price or initial public offering price of the securities;
•the net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers;
•any commissions paid to agents; and
•any securities exchange on which the securities may be listed.
Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.
Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.
Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.
Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements
Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Foley & Lardner LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS
The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits thereto. For more information regarding us and the shares of our common stock offered by this prospectus, we refer you to the full registration statement, including the exhibits filed therewith. This prospectus summarizes certain provisions of certain contracts and other documents filed as exhibits to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.
You may access our SEC filings, including this registration statement, at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and file reports, proxy statements, and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website referred to above. We also maintain a website at www.lightningemotors.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8–K:
•our annual report on Form 10–K for the fiscal year ended December 31, 2021, filed with the SEC on March 30, 2022;
•our quarterly reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 13, 2022 and for the quarter ended on June 30, 2022, filed with the SEC on August 9, 2022;
•our current reports on Form 8–K filed on January 4, 2022, February 1, 2022, and July 29, 2022;
•our definitive proxy statement on Schedule 14A, filed with the SEC on June 14, 2022; and
•the description of the common stock contained in our registration statement on Form 8-A (File No. 001-39283), filed with the SEC on May 4, 2020, pursuant to Section 12 of the Exchange Act, as updated by Exhibit 4.3 of our annual report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 30, 2022.
In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Copies of the documents incorporated herein by reference may be obtained on our website at www.lightningemotors.com. The information on our website is not incorporated by reference into this prospectus. These documents are also available on the SEC’s website at http://www.sec.gov.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.
Please make your request by writing or telephoning us at the following address or telephone number:
Lightning eMotors, Inc.
815 14th Street SW, Suite A100
Loveland, Colorado 80537
1-800-223-0740

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units

PROSPECTUS

The date of this prospectus is August 25, 2022